Exhibit 10.2

Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139

January 22, 2014

Morana Jovan-Embiricos, Ph.D.

c/o Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139

Dear Morana:

Reference is made to that certain Consulting Agreement (the “Agreement”), effective as of July 1, 2013, between you and Radius Health, Inc. (the “Company”).  You and the Company hereby terminate the Agreement, effective as of December 23, 2013.  For the avoidance of doubt, Section 13.7 and Sections 6, 7, 8, 9, 10, 11 and 13 of the Agreement shall survive the termination of the Agreement pursuant hereto.

Sincerely,

RADIUS HEALTH, INC.

By:	/s/ Kurt Graves
Name: Kurt Graves
Title: Chairman

Accepted and Agreed:

/s/ Morana Jovan-Embiricos
Morana Jovan-Embiricos, Ph.D.